Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311          Fax:  (518) 381-3668

Subsidiary:	TrustCo Bank	NASDAQ -- TRST

Contact:	Robert Leonard
Executive Vice President and
Chief Risk Officer
(518) 381-3693

TrustCo Announces Fourth Quarter and Full Year 2018 Results;
 Net Income Up 42.4% Over Prior Year to $61.4 Million

Executive Snapshot:

•	Continued solid financial results:
o	Key metrics for fourth quarter 2018:
▪	Net income of $16.0 million in the fourth quarter 2018 up 118% compared to $7.4 million in the fourth quarter 2017
▪	Return on average assets (ROAA) of 1.30% compared to 0.60% in the fourth quarter of 2017
▪	Return on average equity (ROAE) of 13.18% compared to 6.38% in the fourth quarter of 2017
▪	Efficiency ratio of 55.06% compared to 53.13% in the fourth quarter of 2017 (Non-GAAP measure; see P. 14 for definition)

•	Asset quality remains strong:
o	Nonperforming assets (NPAs) fell by $962 thousand compared to December 31, 2017
o	NPAs to total assets improved to 0.54% at December 31, 2018
o	Quarterly net chargeoffs were $470 thousand in the fourth quarter 2018, compared to $212 thousand in the fourth quarter 2017

•	Loan portfolio reaches all-time high:
o	Average loans were up $244 million for the fourth quarter 2018 compared to fourth quarter of 2017
o	At $3.9 billion as of December 31, 2018, loans continue to set new all-time highs

•	Year over year deposit growth:
o	Average Deposits balances reached $4.2 billion in fourth quarter 2018 up $77.1 million or 1.9% from fourth quarter 2017
o	Time deposits increased $153.1 million or 14.3% compared to the fourth quarter 2017
o	Average interest bearing checking and demand deposits are up $42.8 million or 3.4% in the fourth quarter 2018 compared to fourth quarter 2017

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FOR IMMEDIATE RELEASE:
TrustCo Announces Fourth Quarter and Full Year 2018 Results;
 Net Income Up 42.4% Over Prior Year to $61.4 Million

Glenville, New York – January 22, 2019

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced fourth quarter 2018 net income of $16.0 million compared to $7.4 million for the fourth quarter 2017, an increase of 118%.  For the full year 2018, net income rose from $43.1 million to $61.4 million or 42.4% driven by strong performance and the lower tax rate from the Tax Cuts and Jobs Act during 2018.  Income before taxes increased $2.9 million over prior year or 3.8%.

Summary

Robert J. McCormick, Chairman, President and Chief Executive Officer noted, “We are pleased to be reporting strong 2018 performance, with an increase of over 40% in net income as compared to 2017.  Our focus on traditional lending criteria and conservative balance sheet management has enabled us to produce consistent earnings, maintain solid liquidity and grow capital.  Our strong financial condition is evidenced by our continued recognition as a BauerFinancial, Inc. 5-Star Superior Bank rating.  These strategies have allowed us to continue to grow our business and take advantage of changes in market and competitive conditions.  We continue to achieve new records in residential loan balances through our customer relationships, driving our growth.  Our Board’s decision to increase our quarterly cash dividend by 3.8% to $0.2725 per share reinforces our financial strength.  A meaningful and growing dividend is part of our commitment to provide consistent and favorable long-term shareholder return.  We will continue to take advantage of opportunities as they are presented during the coming year and beyond.”

TrustCo continued to see solid loan growth throughout 2018 compared to the prior year, led by an increase in residential mortgages.  Loan portfolio expansion was funded by a combination of utilizing portions of our strong cash balances and cash flow from our loan and investment portfolios.  The continued shift toward loans helped expand the margin despite higher deposit rates.  We note that current mortgage rates exceed the yield on our existing portfolio of mortgages, which, if sustained, will be a positive factor for net interest margin going forward.  The Federal Reserve decision to raise the target Federal Funds rate throughout the course of the year has contributed to our results as our cash position immediately repriced upward.

Total average deposits were up $77.1 million in the fourth quarter 2018 versus the fourth quarter 2017.  Interest bearing checking accounts and demand deposits increased $42.8 million in the fourth quarter 2018 versus 2017.  The overall cost of funds increased 23 basis points to 0.61% from the fourth quarter 2017 to the fourth quarter 2018.  The shift towards loans in the asset mix, coupled with a 93 basis-point increase in the yield on Federal Funds more than offset the higher cost of funds, resulting in a 9 basis-point gain in net interest margin to 3.38%.

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Details

Average loans were up $244 million or 6.8% in the fourth quarter 2018 over the same period in 2017.  Average residential loans, our primary lending focus, were up $256 million or 8.2% in the fourth quarter 2018, over the same period in 2017.  Total loan growth was offset by a $19.2 million decline in average outstanding home equity lines of credit over the same period.  Mr. McCormick noted, “The growth of our loans and our focus to strengthen the core deposit base reflect the long term strategic focus of our Company.”

Average deposits were up $77.1 million or 1.9% for the fourth quarter 2018 over the same period a year earlier.  Average Core deposits excluding money market deposit accounts declined by $16 million or 0.6%, in fourth quarter 2018 verses 2017.  Money market deposits, our highest costing core deposit declined $59.7 million.  The cost of total deposits increased to 0.60% in the fourth quarter 2018 from 0.36% in the fourth quarter 2017.

For the fourth quarter 2018, return on average assets and return on average equity were 1.30% and 13.18%, respectively, compared to 0.60% and 6.38% for the fourth quarter 2017.  Diluted earnings per share were $0.166 for the fourth quarter 2018, compared to $0.076 for the fourth quarter 2017.  Total operating expenses increased by $1.4 million in the fourth quarter 2018 as compared to the fourth quarter 2017, with the most significant increases coming in infrastructure investment and professional services.  The increase in expenses was offset with a $1.7 million increase in revenue (net interest income plus non-interest income).  The effective tax rate was 18.9% in the fourth quarter of 2018, compared to 62.6% in the same period a year ago.  This was partially driven by implementation of a tax planning strategy that reduced taxes on a one time basis of $880 thousand.

For 2018, return on average assets and return on average equity were 1.25% and 13.05%, respectively, compared to 0.88% and 9.64% for the year ended 2017.  Diluted earnings per share were $0.636 through December of 2018, compared to $0.448 for the same time period in 2017.

“TrustCo strives to maximize customer relationships through attracting and increasing core deposit balances.  We have always designed our branches to be smaller and more cost effective than those built by many of our competitors.  We use open floor plans that help maximize the value of our branches.  We remain mindful that fully achieving our goals for newer branches will take time and continued work.  We believe success in growing customer relationships provides basic building blocks that will help drive profit growth for the coming years.”

Nonperforming loans (NPLs) were $25.0 million at December 31, 2018, compared to $24.4 million at December 31, 2017.  NPLs were equal to 0.64% of total loans at December 31, 2018, compared to 0.67% at December 31, 2017.  The coverage ratio, or allowance for loan losses to NPLs, was 179.2% at December 31, 2018, compared to 181.2% at December 31, 2017.  Nonperforming assets (NPAs) were $26.7 million at December 31, 2018 compared to $27.6 million at December 31, 2017.  The ratio of allowance for loan losses to total loans was 1.16% as of December 31, 2018, compared to 1.21% at December 31, 2017 and reflects both the continued improvement in asset quality and the economic conditions in our primary markets.  The allowance for loan losses was $44.8 million at December 31, 2018 compared to $44.2 million at December 31, 2017.  The provision for loan losses was $1.4 million for 2018, compared to $2.0 million in 2017.  Net chargeoffs decreased to $803 thousand for 2018 from $1.7 million for 2017.  The annualized net chargeoff ratio was 0.05% for 2018, compared to 0.02% in 2017.

Page | 3

The net interest margin for the fourth quarter 2018 was 3.38%, up 9 basis points versus the fourth quarter 2017, as increases in short term interest rates led to significantly higher earnings on Federal Funds, while slightly better returns were also achieved in the loan and investment portfolios.  Higher loan volumes also increased interest income.  During the same period, the cost of interest bearing liabilities increased 23 basis points.

At December 31, 2018 the equity to asset ratio was 9.88%, compared to 9.34% at December 31, 2017.  Book value per share at December 31, 2018 was $5.06 compared to $4.75 a year earlier.

TrustCo Bank Corp NY is a $5.0 billion savings and loan holding company and through its subsidiary, TrustCo Bank, operated 148 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at December 31, 2018.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services.  The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

A conference call to discuss fourth quarter 2018 results will be held at 9:00 a.m. Eastern Time on January 23, 2019.  Those wishing to participate in the call may dial toll‑free 1‑888‑339‑0764.  International callers must dial 1‑412‑902‑4195.  Please ask to be joined into the TrustCo Bank Corp NY / TRST call.  A replay of the call will be available for thirty days by dialing 1‑877‑344‑7529 (1‑412‑317‑0088 for international callers), Conference Number 10127907.  The call will also be audio webcast at https://services.choruscall.com/links/trst190123.html and will be available for one year.

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Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during 2018, the impact of Federal Reserve actions regarding interest rates and the growth of loans and deposits throughout our branch network, our ability to capitalize on economic changes in the areas in which we operate and the extent to which higher expenses to fulfill operating and regulatory requirements recur or diminish over time.  Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; our ability to comply with the supervisory agreement entered into with Trustco Bank’s regulator and potential regulatory actions if we fail to comply; restrictions or conditions imposed by our regulators on our operations that may make it more difficult for us to achieve our goals; the future earnings and capital levels of Trustco Bank and the continued ability of Trustco Bank under regulatory rules and the supervisory agreement to distribute capital to TrustCo, which could affect our ability to pay dividends; results of supervisory monitoring or examinations of Trustco Bank and TrustCo by our respective regulators; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; adverse conditions on the securities markets that lead to impairment in the value of securities in our investment portfolio; changes in law and policy accompanying the new presidential administration and uncertainty or speculation pending the enactment of such changes; the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; changes in consumer spending, borrowing and saving habits; technological changes and electronic, cyber, and physical security breaches; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings.

Page | 5

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	12/31/2018		9/30/2018		12/31/2017
Summary of operations
Net interest income (TE)	$40,740		40,526		39,259
Provision for loan losses	500		300		300
Noninterest income	4,452		4,455		4,288
Noninterest expense	24,919		24,544		23,536
Net income	16,033		15,199		7,362

Per common share
Net income per share:
- Basic	$0.166		0.157		0.077
- Diluted	0.166		0.157		0.076
Cash dividends	0.068		0.068		0.066
Book value at period end	5.06		4.93		4.75
Market price at period end	6.86		8.50		9.20

At period end
Full time equivalent employees	854		807		846
Full service banking offices	148		148		145

Performance ratios
Return on average assets	1.30%		1.24		0.60
Return on average equity	13.18		12.84		6.38
Efficiency (1)	55.06		53.39		53.13
Net interest spread (TE)	3.27		3.26		3.22
Net interest margin (TE)	3.38		3.35		3.29
Dividend payout ratio	41.07		43.29		85.81

Capital ratios at period end
Consolidated tangible equity to tangible assets (2)	9.87%		9.76		9.33
Consolidated equity to assets	9.88%		9.77		9.34

Asset quality analysis at period end
Nonperforming loans to total loans	0.64		0.62		0.67
Nonperforming assets to total assets	0.54		0.53		0.56
Allowance for loan losses to total loans	1.16		1.17		1.21
Coverage ratio (3)	1.8	x	1.9	x	1.8	x

(1)	Non-GAAP measure; calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income.
(2)	Non-GAAP measure; calculated as total equity less $553 of intangible assets divided by total assets less $553 of intangible assets.
(3)	Calculated as allowance for loan losses divided by total nonperforming loans.

TE = Taxable equivalent

Page | 6

FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Years ended
	12/31/2018	12/31/2017
Summary of operations
Net interest income (TE)	$160,698	154,413
Provision for loan losses	1,400	2,000
Noninterest income	18,081	18,373
Noninterest expense	97,713	93,994
Net income	61,445	43,145

Per common share
Net income per share:
- Basic	$0.637	0.449
- Diluted	0.636	0.448
Cash dividends	0.268	0.263
Tangible Book value at period end	5.06	4.75
Market price at period end	6.86	9.20

Performance ratios
Return on average assets	1.25%	0.88
Return on average equity	13.05	9.64
Efficiency (1)	53.97	53.75
Net interest spread (TE)	3.25	3.16
Net interest margin (TE)	3.33	3.22
Dividend payout ratio	42.02	58.44

(1)
Calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions and gain on sale of building and nonperforming loans).

TE = Taxable equivalent.

Page | 7

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Interest and dividend income:
Interest and fees on loans	$41,184	40,073	38,956	38,091	37,914
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	788	787	787	750	614
State and political subdivisions	2	7	6	7	10
Mortgage-backed securities and collateralized mortgage obligations - residential	1,554	1,601	1,675	1,763	1,730
Corporate bonds	202	202	150	133	148
Small Business Administration - guaranteed participation securities	329	325	333	352	358
Mortgage-backed securities and collateralized mortgage obligations - commercial	-	-	(5)	42	43
Other securities	5	4	4	5	4
Total interest and dividends on securities available for sale	2,880	2,926	2,950	3,052	2,907

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations - residential	226	232	244	260	261
Total interest on held to maturity securities	226	232	244	260	261

Federal Reserve Bank and Federal Home Loan Bank stock	207	82	198	77	151

Interest on federal funds sold and other short-term investments	2,367	2,425	2,467	2,017	1,779
Total interest income	46,864	45,738	44,815	43,497	43,012

Interest expense:
Interest on deposits:
Interest-bearing checking	111	113	112	106	107
Savings	401	417	420	419	429
Money market deposit accounts	618	544	452	439	457
Time deposits	4,643	3,864	3,439	2,860	2,412
Interest on short-term borrowings	352	277	283	358	359
Total interest expense	6,125	5,215	4,706	4,182	3,764

Net interest income	40,739	40,523	40,109	39,315	39,248

Less: Provision for loan losses	500	300	300	300	300
Net interest income after provision for loan losses	40,239	40,223	39,809	39,015	38,948

Noninterest income:
Trustco Financial Services income	1,356	1,516	1,596	1,815	1,457
Fees for services to customers	2,897	2,693	2,677	2,645	2,597
Other	199	246	222	219	234
Total noninterest income	4,452	4,455	4,495	4,679	4,288

Noninterest expenses:
Salaries and employee benefits	10,183	10,761	10,741	10,422	10,536
Net occupancy expense	4,800	3,997	4,101	4,315	4,140
Equipment expense	1,741	1,783	1,793	1,751	1,465
Professional services	1,733	1,578	1,814	1,430	1,325
Outsourced services	1,875	1,875	1,825	1,925	1,760
Advertising expense	876	844	670	630	559
FDIC and other insurance	522	682	514	1,023	1,102
Other real estate expense, net	37	528	294	372	401
Other	3,152	2,496	2,343	2,287	2,248
Total noninterest expenses	24,919	24,544	24,095	24,155	23,536

Income before taxes	19,772	20,134	20,209	19,539	19,700
Income taxes	3,739	4,935	4,804	4,731	12,338

Net income	$16,033	15,199	15,405	14,808	7,362

Net income per common share:
- Basic	$0.166	0.157	0.160	0.154	0.077

- Diluted	0.166	0.157	0.160	0.153	0.076

Average basic shares (in thousands)	96,555	96,555	96,449	96,353	96,230
Average diluted shares (in thousands)	96,689	96,689	96,580	96,490	96,393

Note: Taxable equivalent net interest income	$40,740	40,526	40,119	39,319	39,259

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CONSOLIDATED STATEMENTS OF INCOME, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Years ended
	12/31/2018	12/31/2017
Interest and dividend income:
Interest and fees on loans	$158,304	148,133
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	3,112	2,281
State and political subdivisions	22	39
Mortgage-backed securities and collateralized mortgage obligations - residential	6,593	7,447
Corporate bonds	687	606
Small Business Administration - guaranteed participation securities	1,339	1,547
Mortgage-backed securities and collateralized mortgage obligations - commercial	37	109
Other securities	18	16
Total interest and dividends on securities available for sale	11,808	12,045

Interest on held to maturity securities:
Mortgage-backed securities-residential	962	1,149
Corporate bonds	-	410
Total interest on held to maturity securities	962	1,559

Federal Reserve Bank and Federal Home Loan Bank stock	564	544

Interest on federal funds sold and other short-term investments	9,276	6,679
Total interest income	180,914	168,960

Interest expense:
Interest on deposits:
Interest-bearing checking	442	478
Savings	1,657	1,729
Money market deposit accounts	2,053	1,860
Time deposits	14,806	9,123
Interest on short-term borrowings	1,270	1,402
Total interest expense	20,228	14,592

Net interest income	160,686	154,368

Less: Provision for loan losses	1,400	2,000
Net interest income after provision for loan losses	159,286	152,368

Noninterest income:
Trustco Financial Services income	6,283	6,584
Fees for services to customers	10,912	10,798
Other	886	991
Total noninterest income	18,081	18,373

Noninterest expenses:
Salaries and employee benefits	42,107	40,665
Net occupancy expense	17,213	16,543
Equipment expense	7,068	6,118
Professional services	6,555	6,895
Outsourced services	7,500	6,410
Advertising expense	3,020	2,578
FDIC and other insurance	2,741	4,179
Other real estate expense, net	1,231	1,171
Other	10,278	9,435
Total noninterest expenses	97,713	93,994

Income before taxes	79,654	76,747
Income taxes	18,209	33,602

Net income	$61,445	43,145

Net income per common share:
- Basic	$0.637	0.449

- Diluted	0.636	0.448

Average basic shares (in thousands)	96,505	96,112
Average diluted shares (in thousands)	96,646	96,222

Note: Taxable equivalent net interest income	$160,698	154,413

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
ASSETS:

Cash and due from banks	$49,260	42,195	40,567	39,373	44,125
Federal funds sold and other short term investments	454,449	423,254	546,049	577,797	568,615
Total cash and cash equivalents	503,709	465,449	586,616	617,170	612,740

Securities available for sale:
U. S. government sponsored enterprises	152,160	150,053	150,704	151,327	137,994
States and political subdivisions	173	180	524	525	525
Mortgage-backed securities and collateralized mortgage obligations - residential	262,032	269,093	283,252	297,633	315,840
Small Business Administration - guaranteed participation securities	56,475	57,894	61,876	64,113	67,059
Mortgage-backed securities and collateralized mortgage obligations - commercial	-	-	-	9,573	9,700
Corporate bonds	29,938	29,977	29,977	35,227	40,162
Other securities	685	685	685	685	685
Total securities available for sale	501,463	507,882	527,018	559,083	571,965

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	22,501	23,462	24,730	26,174	27,551
Total held to maturity securities	22,501	23,462	24,730	26,174	27,551

Federal Reserve Bank and Federal Home Loan Bank stock	8,953	8,953	8,953	8,779	8,779

Loans:
Commercial	196,146	190,987	190,904	185,129	186,207
Residential mortgage loans	3,376,708	3,331,212	3,245,151	3,171,548	3,132,521
Home equity line of credit	289,540	293,750	295,791	301,885	308,916
Installment loans	11,702	9,967	9,309	8,413	8,763
Loans, net of deferred net costs	3,874,096	3,825,916	3,741,155	3,666,975	3,636,407

Less: Allowance for loan losses	44,766	44,736	44,503	44,379	44,170
Net loans	3,829,330	3,781,180	3,696,652	3,622,596	3,592,237

Bank premises and equipment, net	34,694	35,214	35,521	35,240	35,157
Other assets	58,263	63,211	61,069	62,522	59,579

Total assets	$4,958,913	4,885,351	4,940,559	4,931,564	4,908,008

LIABILITIES:
Deposits:
Demand	$405,069	403,047	404,564	403,782	398,399
Interest-bearing checking	904,678	918,486	925,295	915,163	891,052
Savings accounts	1,182,683	1,221,127	1,257,744	1,266,852	1,260,447
Money market deposit accounts	507,311	501,270	512,453	539,839	556,462
Time deposits	1,274,506	1,155,994	1,155,214	1,109,444	1,066,966
Total deposits	4,274,247	4,199,924	4,255,270	4,235,080	4,173,326

Short-term borrowings	161,893	176,377	182,705	203,910	242,991
Accrued expenses and other liabilities	32,902	31,932	31,769	30,477	33,383

Total liabilities	4,469,042	4,408,233	4,469,744	4,469,467	4,449,700

SHAREHOLDERS' EQUITY:
Capital stock	100,175	100,175	100,093	100,002	99,998
Surplus	176,710	176,764	176,243	175,674	175,651
Undivided profits	256,397	246,965	238,342	229,267	219,436
Accumulated other comprehensive loss, net of tax	(10,309)	(13,000)	(9,796)	(8,490)	(1,806)
Treasury stock at cost	(33,102)	(33,786)	(34,067)	(34,356)	(34,971)

Total shareholders' equity	489,871	477,118	470,815	462,097	458,308

Total liabilities and shareholders' equity	$4,958,913	4,885,351	4,940,559	4,931,564	4,908,008

Outstanding shares (in thousands)	96,659	96,586	96,475	96,359	96,289

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NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Nonperforming Assets

New York and other states*
Loans in nonaccrual status:
Commercial	$645	928	767	1,213	1,543
Real estate mortgage - 1 to 4 family	22,373	20,750	21,209	21,424	20,350
Installment	4	13	6	19	57
Total non-accrual loans	23,022	21,691	21,982	22,656	21,950
Other nonperforming real estate mortgages - 1 to 4 family	34	35	36	38	38
Total nonperforming loans	23,056	21,726	22,018	22,694	21,988
Other real estate owned	1,675	2,306	2,569	2,190	3,246
Total nonperforming assets	$24,731	24,032	24,587	24,884	25,234

Florida
Loans in nonaccrual status:
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	1,915	2,054	2,143	2,154	2,389
Installment	15	13	-	4	-
Total non-accrual loans	1,930	2,067	2,143	2,158	2,389
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	1,930	2,067	2,143	2,158	2,389
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$1,930	2,067	2,143	2,158	2,389

Total
Loans in nonaccrual status:
Commercial	$645	928	767	1,213	1,543
Real estate mortgage - 1 to 4 family	24,288	22,804	23,352	23,578	22,739
Installment	19	26	6	23	57
Total non-accrual loans	24,952	23,758	24,125	24,814	24,339
Other nonperforming real estate mortgages - 1 to 4 family	34	35	36	38	38
Total nonperforming loans	24,986	23,793	24,161	24,852	24,377
Other real estate owned	1,675	2,306	2,569	2,190	3,246
Total nonperforming assets	$26,661	26,099	26,730	27,042	27,623

Quarterly Net Chargeoffs (Recoveries)

New York and other states*
Commercial	$99	(2)	(1)	(6)	(86)
Real estate mortgage - 1 to 4 family	323	(3)	150	28	249
Installment	35	64	27	66	50
Total net chargeoffs	$457	59	176	88	213

Florida
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	(3)	-	-	-	(1)
Installment	16	8	-	2	-
Total net chargeoffs	$13	8	-	2	(1)

Total
Commercial	$99	(2)	(1)	(6)	(86)
Real estate mortgage - 1 to 4 family	320	(3)	150	28	248
Installment	51	72	27	68	50
Total net chargeoffs	$470	67	176	90	212

Asset Quality Ratios

Total nonperforming loans (1)	$24,986	23,793	24,161	24,852	24,377
Total nonperforming assets (1)	26,661	26,099	26,730	27,042	27,623
Total net chargeoffs (2)	470	67	176	90	212

Allowance for loan losses (1)	44,766	44,736	44,503	44,379	44,170

Nonperforming loans to total loans	0.64%	0.62%	0.65%	0.68%	0.67%
Nonperforming assets to total assets	0.54%	0.53%	0.54%	0.55%	0.56%
Allowance for loan losses to total loans	1.16%	1.17%	1.19%	1.21%	1.21%
Coverage ratio (1)	179.2%	188.0%	184.2%	178.6%	181.2%
Annualized net chargeoffs to average loans (2)	0.05%	0.01%	0.02%	0.01%	0.02%
Allowance for loan losses to annualized net chargeoffs (2)	23.8	x	166.9	x	63.2	x	123.3	x	52.1	x

*	Includes New York, New Jersey, Vermont and Massachusetts.
(1)	At period-end
(2)	For the period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)
(Unaudited)	Three months ended			Three months ended
	December 31, 2018			December 31, 2017
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$154,867	788	2.03%	$139,565	614	1.76%
Mortgage backed securities and collateralized mortgage obligations - residential	276,747	1,554	2.25	328,826	1,730	2.10
State and political subdivisions	172	3	7.82	519	10	7.71
Corporate bonds	30,068	202	2.68	41,006	148	1.44
Small Business Administration - guaranteed
participation securities	59,363	329	2.21	69,643	358	2.06
Mortgage backed securities and collateralized mortgage obligations - commercial	-	-	-	9,843	43	1.75
Other	684	5	2.92	685	4	2.34

Total securities available for sale	521,901	2,881	2.21	590,087	2,907	1.97

Federal funds sold and other short-term Investments	416,765	2,367	2.25	539,700	1,779	1.32

Held to maturity securities:
Corporate bonds	-	-	-	-	-	-
Mortgage backed securities and collateralized mortgage obligations - residential	22,947	226	3.93	28,418	261	3.67

Total held to maturity securities	22,947	226	3.93	28,418	261	3.67

Federal Reserve Bank and Federal Home Loan Bank stock	8,953	207	9.25	8,779	151	6.88

Commercial loans	191,899	2,577	5.37	186,655	2,429	5.21
Residential mortgage loans	3,359,540	34,808	4.14	3,103,792	32,051	4.13
Home equity lines of credit	291,411	3,544	4.82	310,626	3,240	4.17
Installment loans	10,486	255	9.65	8,276	205	9.91

Loans, net of unearned income	3,853,336	41,184	4.27	3,609,349	37,925	4.20

Total interest earning assets	4,823,902	46,865	3.88	4,776,333	43,023	3.60

Allowance for loan losses	(44,887)			(44,322)
Cash & non-interest earning assets	120,646			128,340

Total assets	$4,899,661			$4,860,351

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$892,241	111	0.05%	$856,031	107	0.05%
Money market accounts	499,771	618	0.49	559,463	457	0.33
Savings	1,200,864	401	0.13	1,259,938	429	0.14
Time deposits	1,227,034	4,643	1.50	1,073,956	2,412	0.90

Total interest bearing deposits	3,819,910	5,773	0.60	3,749,388	3,405	0.36
Short-term borrowings	171,247	352	0.82	232,207	359	0.62

Total interest bearing liabilities	3,991,157	6,125	0.61	3,981,595	3,764	0.38

Demand deposits	396,959			390,343
Other liabilities	28,748			30,392
Shareholders' equity	482,797			458,021

Total liabilities and shareholders' equity	$4,899,661			$4,860,351

Net interest income, tax equivalent		40,740			39,259

Net interest spread			3.27%			3.22%

Net interest margin (net interest income to total interest earning assets)			3.38%			3.29%

Tax equivalent adjustment		(1)			(11)

Net interest income		40,739			39,248

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL, Continued

(dollars in thousands)
(Unaudited)	Year ended December 31, 2018			Year ended December 31, 2017
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$155,381	3,112	2.00%	$139,652	2,281	1.63%
Mortgage backed securities and collateralized mortgage obligations - residential	294,732	6,593	2.24	350,256	7,447	2.13
State and political subdivisions	414	34	8.11	682	55	8.06
Corporate bonds	30,310	687	2.27	41,946	606	1.44
Small Business Administration - guaranteed participation securities	63,430	1,339	2.11	73,996	1,547	2.09
Mortgage backed securities and collateralized mortgage obligations - commercial	2,769	37	1.33	9,963	109	1.09
Other	685	18	3.50	685	16	2.34

Total securities available for sale	547,721	11,820	2.88	617,180	12,061	1.95

Federal funds sold and other short-term Investments	495,066	9,276	1.87	611,586	6,679	1.09

Held to maturity securities:
Corporate bonds	-	-	-	6,663	410	6.15
Mortgage backed securities and collateralized mortgage obligations - residential	24,801	962	3.88	31,266	1,149	3.67

Total held to maturity securities	24,801	962	3.88	37,929	1,559	4.11

Federal Reserve Bank and Federal Home Loan Bank stock	8,907	564	8.44	9,295	544	5.85

Commercial loans	188,362	9,913	5.26	185,376	9,741	5.25
Residential mortgage loans	3,250,800	133,930	4.12	3,002,706	124,961	4.16
Home equity lines of credit	297,678	13,562	4.56	318,660	12,692	3.98
Installment loans	9,242	899	9.73	8,158	768	9.41

Loans, net of unearned income	3,746,082	158,304	4.23	3,514,900	148,162	4.22

Total interest earning assets	4,822,577	180,926	3.75	4,790,890	169,005	3.53

Allowance for loan losses	(44,651)			(44,319)
Cash & non-interest earning assets	122,524			129,097

Total assets	$4,900,450			$4,875,668

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$897,378	442	0.05%	$844,010	478	0.06%
Money market accounts	521,233	2,053	0.39	572,270	1,860	0.33
Savings	1,241,619	1,657	0.13	1,275,268	1,729	0.14
Time deposits	1,149,980	14,806	1.29	1,097,190	9,123	0.83

Total interest bearing deposits	3,810,210	18,958	0.50	3,788,738	13,190	0.35
Short-term borrowings	194,810	1,270	0.65	228,086	1,402	0.61

Total interest bearing liabilities	4,005,020	20,228	0.51	4,016,824	14,592	0.36

Demand deposits	396,367			382,658
Other liabilities	28,249			28,506
Shareholders' equity	470,814			447,680

Total liabilities and shareholders' equity	$4,900,450			4,875,668

Net interest income, tax equivalent		160,698			154,413

Net interest spread			3.25%			3.16%

Net interest margin (net interest income to total interest earning assets)			3.33%			3.22%

Tax equivalent adjustment		(12)			(45)

Net interest income		160,686			154,368

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Non-GAAP Financial Measures Reconciliation

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, but excluding other real estate expense, net, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, but excluding net gains on the sale of nonperforming loans and securities and other non-routine items from this calculation.  We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share, efficiency ratio, net income and net income per share to the underlying GAAP numbers is set forth below.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands, except per share amounts)
(Unaudited)

Tangible Book Value Per Share	12/31/2018	9/30/2018	12/31/2017

Equity	489,871	477,118	458,308
Less: Intangible assets	553	553	553
Tangible equity	489,318	476,565	457,755

Shares outstanding	96,659	96,586	96,289
Tangible book value per share	5.06	4.93	4.75
Book value per share	5.07	4.94	4.76

Tangible Equity to Tangible Assets

Total Assets	$4,958,913	4,885,351	4,908,008
Less: Intangible assets	553	553	553
Tangible assets	4,958,360	4,884,798	4,907,455

Tangible Equity to Tangible Assets	9.87%	9.76%	9.33%
Equity to Assets	9.88%	9.77%	9.34%

	Three months ended			Years ended
Efficiency Ratio	12/31/2018	9/30/2018	12/31/2017	12/31/2018	12/31/2017

Net interest income	$40,739	40,523	39,248	160,686	154,368
Taxable equivalent adjustment	1	3	11	12	45
Net interest income (fully taxable equivalent)	40,740	40,526	39,259	160,698	154,413
Non-interest income	4,452	4,455	4,288	18,081	18,373
Less: Net gain on sale of nonperforming loans	-	-	-	-	84
Revenue used for efficiency ratio	45,192	44,981	43,547	178,779	172,702

Total noninterest expense	24,919	24,544	23,536	97,713	93,994
Less: Other real estate expense, net	37	528	401	1,231	1,171
Expense used for efficiency ratio	24,882	24,016	23,135	96,482	92,823

Efficiency Ratio	55.06%	53.39%	53.13%	53.97%	53.75%

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